Exhibit 99.1

Retail Opportunity Investments Corp.      TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

Wednesday, December 15, 2021

Retail Opportunity Investments Corp. Announces
Changes to Board of Directors and
Corporate Governance Enhancements

San Diego, CA, December 15, 2021 – The Board of Directors of Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today that it has concluded the Board refreshment and governance review it launched after its 2021 Annual Meeting and has appointed Zabrina Jenkins and Adrienne Banks Pitts as independent directors, effective December 15, 2021, and has adopted a Bylaw amendment to enhance stockholder rights. In addition, director Charles Persico has advised the Board that he will not stand for re-election to the Board at ROIC’s next annual meeting.

“In response to stockholder feedback at and after our Annual Meeting, the Board conducted a thorough search for directors with the help of a third-party search firm,” commented Eric S. Zorn, Chairman of the Company’s Nomination and Governance Committee. “I am pleased that we identified, and were able to recruit, Ms. Jenkins and Ms. Pitts, both of whom are outstanding professionals who complement the skills and experience of our Board.”

Ms. Jenkins is Senior Vice President and Deputy General Counsel of Starbucks Corporation. Ms. Pitts is Managing Director, General Counsel and Corporate Secretary of Loop Capital, LLC, the largest minority-owned investment bank and broker dealer in the United States, including its investment management joint venture with Magic Johnson Enterprises, known as JLC Infrastructure.

Richard A. Baker, Chairman of the Board of ROIC, stated “We are delighted to welcome Ms. Jenkins and Ms. Pitts to the Board. Both are highly respected and accomplished leaders who will bring unique and valued expertise to the Board.”

ROIC also announced today that director Charles Persico has advised the Board that he will not stand for re-election to the Board at ROIC’s 2022 annual meeting. After that annual meeting, the ROIC Board will consist of nine directors, seven of whom will be independent.

Mr. Baker commented, “On behalf of the Board, we would like to express our sincere gratitude to Mr. Persico for his years of dedicated service, dating back to ROIC’s inception. His invaluable contributions over the years have been instrumental in the company’s growth and success. For this and many other reasons, our company shall always be grateful to Mr. Persico.”

ROIC also announced today that the Board has enhanced the rights of stockholders by providing that stockholders may amend the company’s Bylaws.

“We heard the feedback from our stockholders on this point and implemented this change as a result of our governance review,” said Mr. Zorn. “We thank our stockholders for their input.”

ABOUT ZABRINA JENKINS

Ms. Jenkins, 51, has served as Senior Vice President and Deputy General Counsel of Starbucks Corporation since February 2020 (NASDAQ: SBUX). In this role she leads a diverse cross-functional team responsible for legal strategy, real estate, intellectual property, employment, commercial transactions, and litigation. From January 2019 to February 2020, Ms. Jenkins served as Vice President and Interim Chief Ethics and Compliance Officer and from April 2016 to January 2019 she served as Managing Director at Starbucks Corporation. Ms. Jenkins joined Starbucks Corporation in 2005 and prior to that was an attorney in private practice. Additionally, Ms. Jenkins serves as an Executive Champion of the Starbucks Black Partner Network, advises the Inclusion and Diversity Committee for the Law & Corporate Affairs department, and provides legal counsel to the Audit Committee of the Starbucks Corporation Board of Directors. Ms. Jenkins also currently serves as a member of the Board of Trustees for Central Washington University and as a member of the Advisory Board of Washington Leadership Institute and the Board of Directors of the Loren Miller Bar Foundation. Ms. Jenkins was selected as a 2019-2020 fellow of the International Women’s Forum. Ms. Jenkins received a B.S. in Business Administration, Finance from Central Washington University, an M.S. in Higher Education Administration from Syracuse University School of Education, and a J.D. from Syracuse University College of Law. We believe Ms. Jenkins' extensive legal and corporate experience makes her qualified to serve as a director.

ABOUT ADRIENNE BANKS PITTS

Ms. Pitts, 53, has served as Managing Director and General Counsel for Loop Capital, LLC since July 2016, and was recently appointed Corporate Secretary. In this role, she manages all legal concerns for the firm’s multiple financial services units, including real estate investments, corporate and public finance, its infrastructure fund, its growing real estate platform, as well as other asset and investment management matters. She works with these business units to assess risks related to M&A, capital and debt raising, and the firm’s other financial offerings and investments. Prior to that, from 1995 to 2015, Ms. Pitts was an attorney in private practice, elected to partner or principal at three international law firms where she served as both a litigator and transactional lawyer and represented large public and private companies in the areas of antitrust, banking, corporate governance, M&A, securities regulatory compliance, as well as white-collar criminal defense. Ms. Pitts also currently serves on the Finance and Audit Committees of the Francis W. Parker School in Chicago, as well as on World Business Chicago’s Legal Advisory Board. Ms. Pitts received a B.A. in Economics from the University of Pennsylvania, and a J.D. from Boston University School of Law. We believe Ms. Pitts’ extensive legal and corporate experience makes her qualified to serve as a director.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2021, ROIC owned 86 shopping centers encompassing approximately 9.8 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, Standard & Poor’s, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

ADDITIONAL INFORMATION

This document may be deemed to be proxy solicitation material in connection with ROIC’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Stockholders are urged to read ROIC’s definitive proxy statement and any other documents filed by ROIC with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 Annual Meeting when they become available because they will contain important information.
Investors will be able to obtain, for free, copies of documents filed by ROIC with the SEC at the SEC’s website at http://www.sec.gov or at ROIC’s website at http://www.roireit.net.
ROIC and its directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from ROIC’s stockholders in connection with the 2022 Annual Meeting. Information regarding the persons who are, under the rules of the SEC, deemed to be participants in the solicitation of ROIC’s stockholders, will be set forth in the definitive proxy statement. Information relating to the foregoing can also be found in ROIC’s definitive proxy statement for its 2021 annual meeting of shareholders (the “2021 Proxy Statement”), filed with the SEC on March 26, 2021. To the extent holdings of ROIC’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. Investors may obtain, for free, copies of these documents at the SEC’s website at http://www.sec.gov or at ROIC’s website at http://www.roireit.net.
Contact:
Ashley Rubino, Investor Relations
858-677-0900
arubino@roireit.net